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                           REORGANIZATION AGREEMENT

     This Reorganization Agreement ("Agreement") is made and entered into this 5th day of April, 1999, between and among FAB Global, Inc., a Georgia corporation formerly known as Marci International Imports, Inc. (the "Company"), FAB Capital Corporation, an Idaho corporation, (the "FAB Capital") and Western Union Leasing Ltd., a trust organized under the laws of the United Kingdom ("Western").

     WHEREAS, FAB Capital owns, and has the unrestricted right to sell, transfer and convey to the Company, one hundred percent (100%) of the issued and outstanding common stock of FAB Securities of America, Inc.; FAB Finanz- und Anlagen- Beratung und Vermittlung GmbH; FAB Corporate Funding, Inc.; FAB Capital Markets, Inc.; FAB Futures, Inc.; and Momentum Capital Funding Corp. (the "FAB Companies"), each of which is described in detail in Exhibit "A" attached hereto and incorporated herein by reference; and

     WHEREAS, FAB Capital owns, and has the unrestricted right to sell, transfer and convey to the Company a total of 775,180 shares of the $0.01 par value common stock of King's Road Entertainment, Inc., a Delaware corporation (the "FAB Properties"),

     WHEREAS, Western owns, and has the unrestricted right to sell, transfer and convey to the Company a total of 266,418 shares of the $0.01 par value common stock of King's Road Entertainment, Inc., a Delaware corporation and 500,000 shares of the $0.01 par value common stock of Metropolitan Worldwide, Inc. (the "Western Properties"),

     WHEREAS,  the  Company  wishes  to  acquire  the  FAB  Companies,  the  FAB
Properties  and  the  Western   Properties,   solely  in  exchange  for  Company
Securities; and

     WHEREAS, the Company's stockholders previously approved, subject only to the closing of this Reorganization Agreement, a reverse stock split which has positioned the Company to complete the transactions contemplated by this Agreement; and

     WHEREAS, the Company's stockholders have previously approved, subject only to the closing of this Reorganization Agreement, a change in the name of the Company to FAB Global, Inc.

     NOW, THEREFORE, in consideration of the mutual covenants, obligations and benefits hereinafter set forth, the parties hereto agree as follows:

     1-A. REPRESENTATIONS AND WARRANTIES BY FAB CAPITAL. FAB Capital hereby represents and warrants to the Company:

     a. Authority and Corporate Action. FAB Capital has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and no other corporate proceeding on the part of any FAB
Company is necessary to authorize this Agreement or to consummate the transactions contemplated herein. The Board of Directors of FAB Capital has, by the unanimous vote of all directors present, determined that the transaction contemplated hereby is advisable and fair and in the best interests of FAB
Capital  and  its   stockholders,   and  expressly   approved  the  transactions
contemplated hereby in accordance with applicable law. This Agreement has been duly executed and delivered by FAB Capital and, assuming the due authorization, execution and delivery thereof by the Company and Western, constitutes the legal, valid and binding obligation of FAB Capital enforceable in accordance with its terms. When delivered to the Company in accordance with the terms of this agreement, the FAB Companies and the FAB Properties will be free and clear of any security interests, liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever ("Encumbrances").

     b. Organization and Qualification. FAB Capital is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in the State of Idaho and each other jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary.

     Each of the FAB Companies is a corporation duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of incorporation, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in the state or other jurisdiction of incorporation and each other jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary. The FAB Companies have no directly or indirectly owned subsidiaries.

     c. Articles of Incorporation and By-Laws. Each of the FAB Companies has heretofore furnished to the Company complete and correct copies of its' Articles of Incorporation and By-Laws, or equivalent corporate documents, including all amendments thereto or restatements thereof. None of the FAB Companies are in violation of any of the provisions of their respective Articles of Incorporation and By-Laws, or equivalent corporate documents.

     All original documents and other information relating to each of the FAB Companies' affairs has been made available to all parties to this Agreement. Included within the documents made available have been at least the Articles of Incorporation or equivalent corporate documents and any amendments thereto, By-laws or equivalent corporate documents and any amendments thereto, Minutes of all of the meetings of the Incorporators, Directors and stockholders, all financial statements and copies of all contracts, leases, patents, copyrights, licenses, trademarks or agreements to which any of the FAB Companies is a party or in which any of the FAB Companies has an interest.

     d. Capitalization of FAB Companies. Exhibit "A-1" attached hereto and incorporated herein by this reference sets forth detailed information respecting the capital structure of each of the FAB Companies. Such information includes but is not limited to: a description of the authorized, issued and outstanding capital stock of each FAB Company; a description of the authorized, issued and outstanding convertible equity and/or debt securities, if any, of each FAB Company; a description of the authorized, issued and outstanding non-convertible debt securities, if any, of each FAB Company; and a description of all options, warrants, calls or other rights, agreements, arrangements or commitments presently outstanding obligating any FAB Company to issue, deliver or sell shares of its equity or debt securities, or obligating any FAB Company to grant, extend or enter into any such option, warrant, call or other such right, agreement, arrangement or commitment (collectively "FAB Company Securities"). Exhibit A-1 sets forth detailed information respecting the identity and holdings of each owner of FAB Company Securities, showing for each such holder the type, number and percentage of class of FAB Company Securities owned by such holder as of the date hereof.

     All of the issued and outstanding FAB Company Securities are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Articles of Incorporation, By-Laws or equivalent organizational documents of any FAB Company or any agreement to which any FAB Company is a party or bound. All outstanding FAB Company Securities owned by FAB Capital are owned free and clear of any Encumbrances. FAB Capital is the sole owner (both legal and equitable) of and has good and marketable title to the FAB Properties, and has or will have at the Closing Date, the absolute right to sell, assign, transfer, convey and deliver the FAB Properties to the Company.

     e. FAB Properties. Exhibit "B-1" attached hereto and incorporated herein by this reference sets forth detailed information respecting the capital structure of each issuer of securities included in the FAB Properties. Such information includes but is not limited to: a description of the authorized, issued and outstanding capital stock of the Issuer of such securities; a description of the authorized, issued and outstanding convertible equity and/or debt securities, if any, of the Issuer of such securities; a description of the authorized, issued and outstanding non-convertible debt securities, if any, of the Issuer of such securities; and a description of all options, warrants, calls or other rights, agreements, arrangements or commitments presently outstanding obligating the Issuer of such securities to issue, deliver or sell shares of its equity or debt securities, or obligating the Issuer of such securities to grant, extend or enter into any such option, warrant, call or other such right, agreement, arrangement or commitment.

     All of the securities included in the FAB Properties are duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights created by statute, the Articles of Incorporation, By-Laws or equivalent organizational documents of the Issuer of such securities or any agreement to which the Issuer of such securities is a party or bound. All of the securities included in the FAB Properties are owned by FAB Capital free and clear of any Encumbrances. FAB Capital is the sole owner (both legal and equitable) of and has good and marketable title to the FAB Properties, and has or will have at the Closing Date, the absolute right to sell, assign, transfer, convey and deliver the FAB Properties to the Company.

     f. No Conflict; Required Filings and Consent. The execution and delivery of this Agreement by FAB Capital does not, and the performance of this Agreement by FAB Capital will not (i) conflict with or violate the Articles of Incorporation or By-Laws of FAB Capital or any of the FAB Companies, (ii) conflict with or violate any federal, state, or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") in effect as of the date of this Agreement and applicable to FAB Capital or any of the FAB Companies or by which their respective properties are bound or subject, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of an Encumbrance on, any of the properties or assets of any of the FAB Companies pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any FAB Company is a party or by which any of the FAB Companies or its properties are bound or subject except for breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or Encumbrances that would not have a material adverse effect on the business, properties, assets, condition (financial or otherwise) operations or prospects of any of the FAB Companies, taken as a whole (a "FAB Company Material Adverse Effect").

     The execution and delivery of this Agreement by FAB Capital does not, and the performance of this Agreement by FAB Capital will not, require FAB Capital or any of the FAB Companies to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority ("Governmental Entities") based on laws, rules, regulations and other requirements of Governmental Entities in effect as of the date of this Agreement, except for applicable requirements, if any, of (i) federal or state securities laws and the filing and recordation of certain corporate documents and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent FAB Capital from performing its obligations under this Agreement or have a FAB Company Material Adverse Effect.

     g. Permits; Compliance. Each of the FAB Companies is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "FAB Company Permits"), and there is no action, proceeding or investigation pending or, to the knowledge of FAB Capital, threatened, regarding suspension or cancellation of any of the FAB Company Permits. None of the FAB Companies are in conflict with, or in default or violation of (a) any Law applicable to any FAB Company or by which any of their respective properties are bound or subject or (b) any of the FAB Company Permits, except for any such conflicts, defaults or violations which would not have a FAB Company Material Adverse Effect.

     h. Financial Statements. Exhibits "C-1 to C-6" which are attached hereto and incorporated herein by reference, contain (1) the audited financial statements of each FAB Company as of the end of its most recent fiscal year containing a balance sheet and the related statements of operations, cash flows and shareholders' equity for the period then ended, together with the report thereon of an independent certified public accountant or equivalent professional, and (2) unaudited interim financial statements of each FAB Company as of the end of its most recent fiscal quarter containing a balance sheet and the related statements of operations, cash flows and shareholders' equity for the period then ended (the "FAB Company Financial Statements"). To the best of FAB Capital's knowledge, the FAB Company Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by each of the FAB Companies throughout the periods indicated, and fairly present the financial position of each of the FAB Companies as of the date thereof. Except as described in the notes to the FAB Company Financial Statements, the FAB Companies have not:

     (1)    issued any FAB Company Securities;

     (2) paid or declared any dividends or distributions of capital, surplus, or profits with respect to issued and outstanding FAB Company Securities;

     (3) paid or agreed to pay any consideration in redemption of any issued and outstanding FAB Company Securities; or

     (4) entered into any other transaction or agreement which would, or might, materially impair its shareholders' equity of any FAB Company as reflected in its financial statements.

     i. No Undisclosed Liabilities. There are no liabilities of any FAB Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities fully reflected or reserved against on the FAB Company Financial Statements; and liabilities which, individually or in the aggregate, would not have a FAB Company Material Adverse Effect.

     j. Absence of Certain Changes or Events. Except as disclosed in Exhibit "C-7," there has not been any significant change by any FAB Company in its accounting methods, principles or practices or any circumstance that would constitute a FAB Company Material Adverse Effect.

     k. Absence of Litigation. Except as disclosed in the notes to the FAB Company Financial Statements there is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or threatened against any of the FAB Companies or any properties or rights of any FAB Company and no FAB Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

     l. Taxes. Each of the FAB Companies has filed all federal, state and local tax returns required by law, or has filed proper extensions, and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in the most recent balance sheets included in the FAB Company Financial Statements are adequate for any and all federal, state, county and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by any of the FAB Companies.

     m. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated in this Agreement based upon arrangements made by or on behalf of FAB Capital and Western except for fees consisting of 570,000 shares of the Company's common stock that will be issued to certain financial consultants and other professionals as payment for services rendered in connection with the transaction contemplated hereby.

     n. Intellectual Property Rights. Each of the FAB Companies has good and marketable title to all patents, know-how, trade secrets, trademarks and other intellectual properties required for its business as presently conducted. Such intellectual properties are free and clear of all liens, charges, encumbrances, or restrictions, however characterized. All of the contracts, leases, subleases, patents, copyrights, licenses and agreements, however characterized, under which any of the FAB Companies holds any such intellectual properties are in full force and effect. None of the FAB Companies are in default under any of the material terms or provisions of any contracts, leases, subleases, patents, copyrights, licenses or agreements under which such FAB Company holds its intellectual properties. There are no known claims against any FAB Company concerning its rights under the leases, subleases, patents, copyrights, licenses and agreements and concerning its right to continued possession of the intellectual properties.

     o. Necessary Contracts. Each of the FAB Companies has entered into and validly holds all necessary agreements for the operation of their respective Businesses (the "Necessary Contracts"). All Necessary Contracts are in full force and effect, without any pending (or to the best of FAB Capital's knowledge, threatened) modification, amendment or termination of such Necessary Contracts. The FAB Companies have performed all of their obligations under the Necessary Contracts. The FAB Companies are not in default under any Necessary Contract, nor is there any condition, event or occurrence existing, nor is any proceeding pending (or, to the best of FAB Capital's knowledge, threatened) or being conducted by any governmental authority or any other party, which would cause the termination, suspension or cancellation of any Necessary Contract. FAB Capital has no knowledge of any material breach or anticipated material breach by the other parties to the Necessary Contracts. The operation of the FAB Companies have been and are being conducted in accordance with all applicable provisions of such Necessary Contracts.

     p. Investment Intent. FAB Capital is acquiring the Common Stock of the Company solely for its own account, for investment, and not with a view to any subsequent "distribution" thereof within the meaning of that term as defined in the Securities Act of 1933, as amended (said Act and rules and regulations promulgated thereunder being hereinafter referred to as the "Securities Act"). FAB Capital understands that the Common Stock of the Company has not been registered under the Securities Act or securities laws of any State ("State Act") by reason of the specific exemptions therefrom, which exemptions depend in part upon the subjective investment intent of FAB Capital as expressed herein.

     q. Survival of Representations and Warranties. All of the representations and warranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive the closing for a period of three
(3) years from the Closing Date.

     1-B. REPRESENTATIONS   AND   WARRANTIES   BY  WESTERN.   Western   hereby
represents and warrants to the Company:

     a. Authority and Corporate Action. Western has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action and no other proceeding on the part of any other person is necessary to authorize this Agreement or to consummate the transactions contemplated herein. The Trustee of Western has determined that the transaction contemplated hereby is advisable and fair and in the best interests of Western and its beneficiaries, and expressly approved the transactions contemplated hereby in accordance with applicable law. This Agreement has been duly executed and delivered by Western and, assuming the due authorization, execution and delivery thereof by the Company, constitutes the legal, valid and binding obligation of Western enforceable in accordance with its terms. When delivered to the Company in accordance with the terms of this Agreement, the Western Properties will be free and clear of any Encumbrances.

     b. Organization and Qualification. Western is a trust duly organized, validly existing and in good standing under the laws of the United Kingdom, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in the United Kingdom and each other jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary.

     c. Declaration of Trust. Western has heretofore furnished to the Company complete and correct copies of its' Declaration of Trust, or equivalent documents, including all amendments thereto or restatements thereof. Western is not in violation of any of the provisions of its Declaration of Trust, or equivalent corporate documents.

     d. Western Properties. Exhibit "B-2" attached hereto and incorporated herein by this reference sets forth detailed information respecting the capital structure of each issuer of securities included in the Western Properties. Such information includes but is not limited to: a description of the authorized, issued and outstanding capital stock of the Issuer of such securities; a description of the authorized, issued and outstanding convertible equity and/or debt securities, if any, of the Issuer of such securities; a description of the authorized, issued and outstanding non-convertible debt securities, if any, of the Issuer of such securities; and a description of all options, warrants, calls or other rights, agreements, arrangements or commitments presently outstanding obligating the Issuer of such securities to issue, deliver or sell shares of its equity or debt securities, or obligating the Issuer of such securities to grant, extend or enter into any such option, warrant, call or other such right, agreement, arrangement or commitment.

     All of the securities included in the Western Properties are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Articles of Incorporation, By-Laws or equivalent organizational documents of the Issuer of such securities or any agreement to which the Issuer of such securities is a party or bound. All of the securities included in the Western Properties are owned by Western Capital free and clear of any Encumbrances. Western Capital is the sole owner (both legal and equitable) of and has good and marketable title to the Western Properties, and has or will have at the Closing Date, the absolute right to sell, assign, transfer, convey and deliver the Western Properties to the Company.

     e. No Conflict; Required Filings and Consent. The execution and delivery of this Agreement by Western does not, and the performance of this Agreement by Western will not (i) conflict with or violate its Declaration of Trust, (ii) conflict with or violate any Laws in effect as of the date of this Agreement and applicable to Western or by which its properties are bound or subject, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under any agreement to which Western is a party or by which the Western Properties are bound.

     The execution and delivery of this Agreement by Western does not, and the performance of this Agreement by Western will not, require Western to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities based on laws, rules, regulations and other requirements of Governmental Entities in effect as of the date of this Agreement, except for applicable requirements, if any, of (i) federal or state securities laws and the filing and recordation of certain corporate documents and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent Western from performing its obligations under this Agreement.

     f. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated in this Agreement based upon arrangements made by or on behalf of FAB Capital and Western except for fees consisting of 570,000 shares of the Company's common stock that will be issued to certain financial consultants and other professionals as payment for services rendered in connection with the transaction contemplated hereby.

     g. Investment Intent. Western is acquiring the Common Stock of the Company solely for its own account, for investment, and not with a view to any subsequent "distribution" thereof within the meaning of that term as defined in the Securities Act. Western understands that the Common Stock of the Company has not been registered under the Securities Act or any State Act by reason of the specific exemptions therefrom, which exemptions depend in part upon the subjective investment intent of Western as expressed herein.

     h. Survival of Representations and Warranties. All of the representations and warranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive the closing for a period of three
(3) years from the Closing Date.

     2.   AFFIRMATIVE COVENANTS.

     (a) SEC Reporting Obligations. For so long as the Company's common stock is registered under the Securities Exchange Act of 1934, as amended (said Act and rules and regulations promulgated thereunder being hereinafter referred to as the "Exchange Act"), the Company (i) will file all forms, reports, statements and other documents required to be filed with (A) the Securities and Exchange Commission ("SEC"), including, without limitation (1) all Annual Reports on Form 10-KSB, (2) all Quarterly Reports on Form 10-QSB, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Reports on Form 8-K, (5) all other reports or registration statements and (6) all amendments and supplements to all such reports and registration statements and (B) any state, local or other governmental authority pursuant to applicable laws regulating the offer and sale of securities (the "Blue Sky Laws") and (C) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities. The Company Reports shall be prepared in all material respects in accordance with the requirements of applicable Law (including, the Securities Act and Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company Reports) and shall not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     (b) Reports to Stockholders. For so long as the Company's common stock is registered under the Exchange Act, the Company will hold an annual meeting of shareholders for the election of directors within 180 days after the end of each of the Company's fiscal years and, within 180 days after the end of each of the Company's fiscal years, will provide the Company's shareholders with the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by Rule 14a-3 under the Securities Exchange Act, and shall be included in an annual report meeting the requirements of the Rule. Further, the Company agrees to make available to the Company's shareholders in printable form within 60 days after the end of each fiscal quarter of the Company (other than the last fiscal quarter in any fiscal year) reasonably itemized financial statements of the Company and its subsidiaries, if any, for the fiscal quarter just ended and a narrative discussion of such financial statements and the business conducted by the Company and its subsidiaries, if any, during such quarter.

     3. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company hereby represents and warrants to FAB Capital and Western:

     a. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary. The Company has no directly or indirectly owned subsidiaries.

     b. Articles of Incorporation and By-Laws. The Company has heretofore furnished to FAB Capital and Western complete and correct copies of its'
Articles of Incorporation and By-Laws, including all amendments thereto or restatements thereof. The Company is not in violation of any of the provisions of its Articles of Incorporation, By-Laws.

     c. Capitalization. The Company has the corporate authority to issue a total of 25,000,000 shares of $0.01 par value Common Stock and 5,000,000 shares of $0.01 par value Preferred Stock, of which 5,181,085 shares were issued and outstanding on April 1, 1999. The beneficial owners of such shares, as reflected on the records of the Company, are identified in Exhibit "D" to this Agreement.

     On April 2, 1999, the Corporation filed an amendment to its Certificate of Incorporation that (i) changed the name of the Corporation from "Marci International Imports, Inc." to "FAB Global Inc."; (ii) effected a reverse stock split in the ratio of one (1) share of the $0.01 par value common stock of FAB Global, Inc. ("New Common") for every eighteen (18) shares of the $0.01 par value common stock of Marci International Imports, Inc. ("Old Common") currently issued and outstanding; and (iii) increased its authorized capital stock to 25,000,000 shares of $0.01 par value Common Stock and 5,000,000 shares of $0.01 par value preferred stock.

     No fractional shares of New Common will be issued in connection with the reverse split and all calculations that would result in the issuance of a fractional share will be rounded up to the nearest whole number. In addition, no stockholder who was the beneficial owner of at least 100 shares of Old Common on the date of the Amendment, will receive fewer than 100 shares of the New Common of FAB Global, Inc. in connection with the implementation of the reverse split and all calculations that would result in the issuance of fewer than 100 shares of New Common to such a stockholder will be rounded up to 100 shares. As a result of the amendment, the 5,181,085 issued and outstanding shares of Old Common will be consolidated into approximately 300,000 shares of New Common issued and outstanding, all of which are fully paid, validly issued and nonassessable. Except as specifically provided herein and in certain agreements between the parties and their respective legal counsel, no other capital stock of the Company or any rights whatsoever to purchase additional capital stock of the Company will be outstanding on the Closing Date. Except as specifically provided herein and in such agreements with legal counsel, no Shareholder of the Company will have or obtain any registration rights with respect to any shares of the Company's capital stock that are issued and outstanding on the Closing Date.

     Immediately after the closing of this Agreement, the Company will have approximately 12,720,000 shares of Common Stock issued and outstanding which will be held beneficially and of record by the following classes of persons:

      10,000,000 shares held by FAB Capital;
       1,400,000 shares held by Western
         300,000 shares, more or less, held by the original  shareholders of the Company;
         300,000 shares held by Capston or its designees; 150,000 shares held by legal counsel for the parties hereto; and 570,000 shares held by certain financial consultants and other professionals who introduced FAB Capital and Western to the Company and assisted in the negotiation and documentation of the transactions contemplated hereby.

     d. Authority. Each of the Company, Capston Network Company and Sally A. Fonner has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and no other corporate proceeding on the part of the Company (including, without limitation, any approval by the shareholders of the Company of this Agreement or the transactions contemplated herein) is necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by the Company, Capston Network Company and Sally A. Fonner and, assuming the due authorization, execution and delivery hereof by FAB Capital and Western, constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

     e. No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not (i) conflict with or violate the Certificate of Incorporation or By-Laws, as amended or restated, of the Company, (ii) conflict with or violate any Laws in effect as of the date of this Agreement applicable to the Company or by which any of its properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or Encumbrance on, any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties is bound or subject except for breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or Encumbrances that would not have a material adverse effect on the business, properties, assets, condition (financial or otherwise) operations or prospects of the Company, taken as a whole, or on the transactions herein contemplated ("Company Material Adverse Effect").

     The execution and delivery of this Agreement by the Company and the performance of this Agreement by the Company does not require the Company to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities, except for applicable requirements, if any, of (i) the Securities Act, the Exchange Act, the Blue Sky Laws, the National Association of Securities Dealers, and the filing and recordation of appropriate such documents as required by General Corporation Law of Georgia and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent the Company from performing its obligations under this Agreement or have a Company Material Adverse Effect.

     f. Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened, regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of (a) any Law applicable to the Company or by which any of its properties is bound or subject or (b) any of the Company Permits, except for any such conflicts, defaults or violations which would not have a Company Material Adverse Effect. The Company has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

     g. Reports; Financial Statements. The Company filed a voluntary petition under Chapter 11 of the Bankruptcy Act on March 16, 1989 in the U.S. Bankruptcy Court for the Northern District of Georgia (Case # 89-02801). On September 10, 1990, the Company's Chapter 11 case was converted by order of the Court into a case in Chapter 7 which subsequently closed on July 14, 1995. As a result of the Bankruptcy, the Company was inactive and engaged in no business activities between September 10, 1990 and January 3, 1997 when its corporate charter was restored. On August 18, 1997 the Company filed with the Securities and Exchange Commission an omnibus Annual Report on Form 10-K for the fiscal years ended May 1989 through May 1997, together with quarterly reports for the periods ended
June 30 and September 30, 1996. Since May 1997, the Company has filed (i) all forms, reports, statements and other documents required to be filed with (A) the Securities and Exchange Commission ("SEC"), including, without limitation (1) all Annual Reports on Form 10-KSB, (2) all Quarterly Reports on Form 10-QSB, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Reports on Form 8-K, (5) all other reports or registration statements and (6) all amendments and supplements to all such reports and registration statements (collectively, the "Company SEC Reports") and (B) any applicable Blue Sky Laws and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities (all such forms, reports, statements and other documents being referred to herein, collectively, as the "Company Reports"). The Company Reports were prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the Company SEC Reports, the Securities Act and Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such the Company SEC Reports) and (y) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Each of the financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports filed prior to or on the date of this Agreement (i) have been prepared in accordance with, and complied as to form with, the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and (ii) fairly present the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the periods indicated.

     The Company's auditors have issued no management letters in connection with the Company's financial statements.

     Attached hereto as Exhibit "E", the text of which is hereby incorporated herein by reference, are (1) the audited financial statements of the Company as of May 4, 1998, containing the balance sheet and related statements of operations, cash flow and shareholders' equity for the period then ended, together with the report thereon of an independent certified public accountant, and (2) unaudited interim financial statements of the Company as of February 6, 1999 containing a balance sheet and the related statements of operations, cash flows and shareholders' equity for the period then ended (the "Company Financial Statements"). To the best of the Company's knowledge, the Company Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by the Company throughout the period indicated, and fairly present the consolidated financial position of the Company as of the date thereof. Except as described in the notes to the Company Financial Statements, the Company has not

     (1) issued any shares of its capital stock, or any options or rights to acquire such securities, to any person;

     (2) paid or declared any dividends or distributions of capital, surplus, or profits with respect to any of its issued and outstanding shares of capital stock;

     (3) paid or agreed to pay any consideration in redemption of any of its issued and outstanding capital stock; or

     (4) entered into any other transaction or agreement which would, or might, materially impair its shareholders' equity as reflected in such financial statements.

     h. No Undisclosed Liabilities. There are no liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (a) liabilities fully reflected or reserved against on the balance sheet contained in the Company's 1998 Annual Report on Form 10-KSB for the fiscal year ended May 4, 1998 or in the unaudited consolidated balance sheet contained in the Quarterly Reports on Form 10-QSB for the fiscal quarters ended August 5, 1998, November 5, 1998 and February 6, 1999; (b) liabilities under this Agreement and fees and expenses related thereto; and (c) liabilities which, individually or in the aggregate would not have a Company Material Adverse Effect.

     i. Absence of Certain Changes or Events. Except as disclosed in SEC Reports filed prior to or on the date of this Agreement, there has not been any significant change by the Company in its accounting methods, principles or practices.

     j. Absence of Litigation. There is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of the Company, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of the Company, threatened against the Company or any properties or rights of the Company and the Company is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease and desist or other orders.

     k. Taxes. The Company has filed all federal, state and local tax returns required by law, or has filed proper extensions, and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in the most recent balance sheet included in the Company Financial Statements are adequate for any and all federal, state, county and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by the Company.

     l. Brokers. Except as specifically disclosed to FAB Capital and Western, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated in this Agreement based upon arrangements made by or on behalf of the Company.

     m. Company Corporate Action. The stockholders of the Company have approved the transaction contemplated hereby in accordance with the applicable provisions of Georgia law.

     n. Environmental Laws and Regulations. The Company is in material compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by the Company of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof and compliance with notification, reporting and registration provisions under applicable Environmental Laws; the Company has not received notice of, or, to the knowledge of the Company, is the subject of any Environmental Claim; and to the knowledge of the Company, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future, or to require material expenditures to maintain such material compliance in the future.

     There are no Environmental Claims that are pending or, to the knowledge of the Company, threatened against the Company or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

     To the knowledge of the Company, there are no circumstances that could form the basis for an Environmental Claim against the Company, or against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

     o. Contract Rights. Except for this Agreement and the agreements contemplated herein, the Company is not a party to or bound by any contract or agreement, whether written or oral, including, without limitation, any contract or agreement for employment, consulting or similar services, for capital expenditures or the acquisition or construction of fixed assets, which constitutes any note, bond, indenture or other evidence of indebtedness or guaranty or security for indebtedness of others, for the sale of any asset, or the grant of any right or option to purchase such asset, which constitutes a lease, which purports to limit the freedom of the Company to compete in any line of business or in any geographic area or to borrow money or incur indebtedness.

     p.   Employee Benefit Plans.

     Except for its' Incentive Stock Plan, the Company does not have, and has not had any employee benefit plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the ERISA), or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding). No incentive grants of any type or nature are outstanding under the Company's Incentive Stock Plan and no person has any right to require the Company to issue any such incentive grant in the future.

     The Company is not party to any collective bargaining agreement.

     The Company has no obligation for retiree health, medical or life insurance benefits under any plan or arrangement.

     The Company has no employees other than Sally A. Fonner.

     q. Public Offering. The initial public offering of the Company was a bona fide offering to the "public" as such term is used and defined in connection with offerings of securities subject to the Securities Act in material compliance with the Securities Act and the rules and regulations promulgated thereunder. The Common Stock of the Company which was issued and outstanding prior to the Closing Date of this Agreement has been (a) issued pursuant to a valid claim of exemption under Section 4(2) of the Securities Act, (b) issued pursuant to an effective registration statement under the Securities Act, or (c) issued in violation of the applicable registration requirements of the Securities Act, but at a date sufficiently remote from the Closing Date that the purchasers of such shares are precluded from initiating or maintaining an action in law or in equity based on the sale and issuance of such shares.

     r. Transfer Agent. The Company has appointed American Stock Transfer & Trust Company, 40 Wall Street, New York, New York as the Company's transfer agent. The Company will continue to retain a transfer agent reasonably satisfactory to FAB Capital and Western for so long as the Company is subject to the reporting requirements under Section 12(g) or Section 15(d) of the Exchange Act. The Company will make arrangements to have available at the office of the transfer agent sufficient quantities of the Company's common stock certificates as may be needed for the quick and efficient transfer of the Shares.

     s. Survival of Representations and Warranties. All of the representations and warranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive the closing for a period of three
(3) years from the Closing Date.

     4. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company hereunder shall be subject to the following conditions:

     a. The Company shall not have discovered any material error, misstatement or omission in any of the representations and warranties made by FAB Capital or Western herein and all the terms and conditions of this Agreement to be performed and complied with have been performed and complied with.

     b. There shall have been no material adverse changes in the financial condition, business or operations of any of the FAB Companies taken as a whole from the end of their most recently completed fiscal quarters until the Closing Date, except for changes resulting from operations in the usual and ordinary course of business, and between such dates no business and assets of any FAB Company shall have been materially adversely affected as the result of any fire, explosion, earthquake, flood, accident, strike, lockout, combination of the workmen, condemnation of any assets by any governmental authorities, riot, activities of armed forces, or Acts of God or of the public enemies.

     c. There shall have been no material adverse changes in the financial condition, business or operations of any FAB Company, except for immaterial changes resulting from operations in the usual ordinary course of the business.

     d. The Company shall have received the opinion of Davis W. Parsons, Esq., legal counsel for FAB Capital, to the effect that as of the Closing Date:

     (1) Each of the FAB Companies is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the power and authority to own its properties and to carry on its business as it is now being conducted in each jurisdiction where such qualification is necessary;

     (2) The securities included in the FAB Properties and the Western Properties are validly issued, fully paid and nonassessable;

     (3) This Agreement has been duly executed and delivered by FAB Capital and Western and constitutes a legal, valid and binding obligation of FAB Capital and Western enforceable in accordance with its terms.

     5.  CONDITIONS  TO  THE  OBLIGATIONS  OF  FAB  CAPITAL  AND  WESTERN.   The
obligations of FAB Capital and Western hereunder are subject to the following conditions:

     a. FAB Capital and Western shall not have discovered any material error or misstatement in any of the representations and warranties made by the Company herein and all the terms and conditions of this Agreement to be performed and complied with by the Company have been performed and complied with.

     b. There shall have been no material adverse changes in the financial condition, business or operations of the Company, from February 6, 1999 until the Closing Date, except for changes resulting from those operations in the usual ordinary course of the business.

     c. FAB Capital and Western shall have received the opinion of John L. Petersen, Esq. legal counsel for the Company, to the effect that as of the Closing Date:

     (1) The Company is a corporation duly organized and validly existing under the laws of the State of Georgia and has the power and authority to own its properties and to carry on its business as it is now being conducted in each jurisdiction where such qualification is necessary;

     (2) The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms;

     (3) When delivered to FAB Capital and Western pursuant to the terms of this Agreement, the Common Stock of the Company will be validly issued, fully paid and nonassessable;

     (4) The Common Stock of the Company which was issued and outstanding prior to the Closing Date of this Agreement has been (a) issued pursuant to a valid claim of exemption under Section 4(2) of the Securities Act, (b) issued pursuant to an effective registration statement under the Securities Act, or (c) issued in violation of the applicable registration requirements of the Securities Act, but at a date sufficiently remote from the Closing Date that the purchasers of such shares are precluded from initiating or maintaining an action in law or in equity based on the sale and issuance of such shares; and

     (5) The Common Stock of the Company is fully registered under the Exchange Act and the Company has, for the preceding 12 months, filed all reports required to be filed under Sections 12 and 15 of the Exchange Act.

     6. CLOSING DATE. The final closing of this Agreement shall take place in New York, New York on April 5, 1999, or at such other reasonable time and place as the parties hereto shall agree upon.

     7. ACTIONS AT CLOSING. At the time of the closing set forth in Section 6 the Company shall issue and deliver to FAB Capital share certificates evidencing the ownership of 10,000,000 shares of the Company's Common Stock; the Company shall issue and deliver to Western share certificates evidencing the ownership of 1,400,000 shares of the Company's Common Stock; and FAB Capital and Western shall deliver to the Company (a) certificates evidencing the ownership of all issued and outstanding FAB Company Securities, duly endorsed to the Company, (b) certificates evidencing the ownership of the FAB Properties, duly endorsed to the Company, (c) certificates evidencing the ownership of the Western Properties, duly endorsed to the Company, (d) such deeds, bills of sale, assignments, endorsements, checks and other good and sufficient instruments of sale, transfer and conveyance, in such form and substance as the Company shall reasonably request and consistent with all applicable law, as shall be effective to vest in the Company all right and title to, and interest in, the FAB
Properties and Western Properties free and clear of all Encumbrances, and (e) all contracts and commitments, instruments, books and records and other data being conveyed hereunder and relating to the FAB Companies, and, simultaneous with such delivery, FAB Capital will take such steps as may be reasonably required to put the Company in actual possession and operating control of the FAB Companies. At any time and from time to time after the Closing Date, on the Company's reasonable request, FAB Capital and Western will execute, acknowledge and deliver such further deeds, assignments and transfers and take such actions as may be required in conformity with this Agreement for the adequate assignment, transfer, and grant to the Company of the FAB Companies, the FAB Properties and the Western Properties.

     8. ISSUANCE OF SECURITIES. At or subsequent to the Closing, the Company will issue and deliver share certificates evidencing the ownership of the Company's Common Stock in the following amounts to the following parties:

     a. 300,000 Company's Common Shares to Capston Network Company or its designees as compensation for services rendered to the Company in connection with its business activities, including the transaction contemplated by this Agreement. Such shares shall be registered under the Securities Act prior to issuance.

     b. 570,0000 Company's Common Shares to be issued in lieu of a Finder's Fee. Such shares shall be registered under the Securities Act prior to issuance. Notwithstanding the foregoing, no finder's fees will be paid to Capston Network Company, Sally A. Fonner or any of their respective employees, agents or affiliates without the prior consent of FAB Capital.

     c. 150,0000 Company's Common Shares to be issued to legal counsel for the parties as compensation for services rendered in connection with the transaction contemplated hereby. Such shares shall be registered under the Securities Act prior to issuance. Notwithstanding the foregoing, no finder's fees will be paid to Capston Network Company, Sally A. Fonner or any of their respective employees, agents or affiliates without the prior consent of FAB Capital.

     9. ACTIONS AT THE CLOSING. At the final closing of this Agreement, the Company, FAB Capital and Western will each deliver, or cause to be delivered to the other, the shares of stock to be exchanged in accordance with Section 7 of this Agreement and each party shall pay any and all federal and state taxes required to be paid in connection with the issuance and the delivery of their own securities. All stock certificates shall be in the name of the party to which the same are deliverable, as specified herein. In addition to the above-mentioned exchange of certificates, the following transactions will take place at the final closing.

     FAB Capital and Western will deliver to the Company:

     (1) The opinion of Davis W. Parsons, Esq., legal counsel for FAB Capital, as provided for in Section 4(d) hereof;

     (2) A certificate of corporate good standing or equivalent document for each of the FAB Companies from the appropriate governmental authority in its jurisdiction of incorporation which shall be dated no more than sixty
     (60) days prior to the Closing Date;

     (3) A certificate by a principal officer of FAB Capital that each of the representations and warranties of FAB Capital are true and correct as of the Closing Date and that all of the conditions to the obligations of the Company which are to be performed by FAB Capital have been performed as of the Closing Date; and

     (4) A certificate by the Trustee of Western that each of the representations and warranties of Western are true and correct as of the Closing Date and that all of the conditions to the obligations of the Company which are to be performed by Western have been performed as of the Closing Date; and

     (5) The deeds, bills of sale and other instruments of transfer specified in
     Section 7 of this Agreement.

     The Company will deliver to FAB Capital and Western:

     (1) Duly certified copies of corporate resolutions and other corporate proceedings taken by the Company to authorize the execution, delivery and performance of this Agreement;

     (2) The opinion of John L. Petersen, Esq. legal counsel for the Company, as provided for in Section 5(c) hereof;

     (3) A certificate executed by a principal officer of the Company attesting that the foregoing representations and warranties of the Company are true and correct as of the Closing Date and that all of the conditions to the obligations of FAB Capital and Western which are to be performed by the Company have been performed as of the Closing Date;

     (4) A certificate of corporate good standing for the Company from the Georgia Secretary of State which shall be dated no more than 60 days prior to the Closing Date; and

     (5) Certificates for the shares of Common Stock specified in Section 7 of this Agreement.

     10. CONDUCT OF BUSINESS. Between the date hereof and the Closing Date, the Company, FAB Capital, Western and each of the FAB Companies shall conduct its business in the same manner in which it has heretofore been conducted and FAB Capital will not permit any FAB Company to (1) enter into any contract, other than in the ordinary course of business, or (2) declare or make any distribution in the nature of a dividend or return of capital to FAB Capital without first obtaining the written consent of the Company. Likewise, the Company will not (1) enter into any contract, other than in the ordinary course of business, or (2) declare or make any distribution in the nature of a dividend or return of capital to its shareholders without first obtaining the written consent of FAB Capital and Western.

     11. BOARD OF DIRECTORS. Promptly after compliance with Section 14(f) of the Exchange Act, the Board of Directors of the Company shall have a meeting, at which all of the present directors of the Company shall resign, and they shall elect as members of the Company's Board of Directors, in accordance with the By-Laws of the Company, such individuals as FAB Capital and Western shall designate to the Company in writing.

     12. FUTURE REGISTRATION OF COMMON STOCK. FAB Capital and Western understand that because the Common Stock has not been registered under the Securities Act or any State Act, they must hold the Common Stock indefinitely, and cannot dispose of any or all of the Common Stock unless such Common Stock is subsequently registered under the Securities Act and any applicable State Act, or exemptions from registration are available. FAB Capital and Western acknowledge and understand that they have no independent right to require the Company to register the shares of Common Stock. FAB Capital and Western further understand that the Company may, as a condition to the transfer of any of the Common Stock, require that the request for transfer by FAB Capital and/or Western be accompanied by an opinion of counsel in form and substance satisfactory to the Company, provided at such Shareholder's expense, to the effect that the proposed transfer does not result in violation of the Securities Act or any applicable State Act, unless such transfer is covered by an effective registration statement under the Securities Act and is in compliance with all applicable State Acts.

     13. TRANSFERABILITY. All certificates for shares of Common Stock which are issued to FAB Capital and Western pursuant to the terms of this Agreement shall be restricted securities within the meaning of Regulation D promulgated under
Section 4(2) of the Securities Act. The Company shall issue stop transfer instructions to the transfer agent for its Common Stock with respect to the transfer of the Common Stock and shall place the following legend on the certificates representing such of Common Stock:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO A TRANSACTION EFFECTED IN RELIANCE UPON AN EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE NOT BEEN THE SUBJECT OF A REGISTRATION STATEMENT UNDER THE ACT OR ANY STATE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR APPLICABLE EXEMPTION THEREFROM UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES ACT."

     14. ACCESS TO INFORMATION. Either previously or concurrently herewith, the Company has delivered to FAB Capital and Western correct and complete copies of all documents and records requested by FAB Capital and/or Western. In addition, FAB Capital and Western have had the opportunity to ask questions of, and receive answers from, officers and directors of the Company, and persons acting on its behalf concerning the terms and conditions of the Agreement, and has received sufficient information relating to the Company to enable them to make an informed decision with respect to the acquisition of the Common Stock.

     15. NO SOLICITATION. At no time was FAB Capital or Western presented with or solicited by any leaflet, public promotion meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising in connection with its acquisition of the Common Stock.

     16. EXPENSES. FAB Capital, Western and the Company shall each pay their respective expenses incident to this Agreement and the transactions contemplated hereby, including all fees of their counsel and accountants, whether or not such transactions shall be consummated. FAB Capital and Western shall pay all other fees and expenses incurred by the FAB Companies by reason of this Agreement and the proposed transactions contemplated hereby.

     17. ATTORNEYS FEES. In the event of any litigation among the parties related to this Agreement, the prevailing party shall be entitled to reasonable attorneys fees and costs to be fixed by the Court, said fees to include appeal and collection of judgment.

     18. ARBITRATION. All disputes concerning this Agreement or the transactions contemplated herein will be submitted to binding arbitration in New York, New York, in accordance with the rules of the American Arbitration Association. The decisions of the Arbitrator must be delivered in writing accompanied by written findings of fact and conclusions of law. Any court of competent jurisdiction may enter judgment upon the Arbitrator's awards. The prevailing party, as part of its damages, shall be entitled to recover its reasonable attorneys fees and expenses incurred in such arbitration from the losing party.

     19.  MISCELLANEOUS.

     a. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of New York without giving effect to conflict of laws principles thereof.

     b. This Agreement shall not be assignable by any party without prior written consent of the others.

     c. All Section headings herein are inserted for convenience only. This Agreement may be executed in several counterparts, each of which shall be deemed an original, which together shall constitute one and the same instrument. Facsimile signatures shall constitute original signatures.

     d. This Agreement sets forth the entire understanding between the parties and no amendments hereto shall be valid unless made in writing and signed by the parties hereto.

     e. This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of FAB Capital and Western and upon the successors and assigns of the Company.

     f. All notices, requests, instructions, or other documents to be given hereunder shall be in writing and sent by registered mail:

     If to FAB Capital:                         with copies to

     FAB Capital Corp.                          Davis W. Parsons, Esq.
     50 Broadway, 14th floor                    50 Broadway, 14th floor
     New York, New York 10004                   New York, New York 10004

     If to Western:                             with copies to

     Western Union Leasing, Ltd..               Davis W. Parsons, Esq.
     10 Greycoat Place                          50 Broadway, 14th floor
     1 Premier House                            New York, New York 10004
     London SW1 England

     If to the Company:                         with copies to:

     c/o Capston Network Company                John L. Petersen, Esq.
     1612 Osceola                               5616 San Felipe
     Clearwater, Florida 33755                  Houston, Texas 77056

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
For:
         FAB Capital Corp.
         and Western Union Leasing, Ltd.


By:
        Phillip Cook, President


For:
        FAB Global, Inc.



By:
         Sally A. Fonner, President